EXHIBIT (d)(viii)
  NOTICE OF GUARANTEED DELIVERY

                          NOTICE OF GUARANTEED DELIVERY

                          For Shares of Common Stock of
                         BOULDER TOTAL RETURN FUND, INC.
                    Subscribed for under Primary Subscription
                         And Over-Subscription Privilege

As set forth in the Prospectus, this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's Common Stock (the "Shares") subscribed for under the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent:

                           The Subscription Agent is:

                               Colbent Corporation
                             Attn: Corporate Actions
                               40 Campanelli Drive
                         Braintree, Massachusetts 02184

                     Confirm by Telephone to: (781) 575-4816

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

BY  MAIL:                                                   BY OVERNIGHT COURIER:
Colbent Corporation                                         Colbent Corporation
Attn:  Corporate Actions                                    Attn:  Corporate Actions
P.O. Box 859208                                             40 Campanelli Drive
Braintree, Massachusetts  01285-9208                        Braintree, Massachusetts  02184

BY HAND DELIVERY:                                           BY FACSIMILE:
Securities Transfer & Reporting Services, Inc.              (781) 380-3388
c/o Colbent Corporation                                     Confirm by telephone to (781) 575-4816
100 William Street, Galleria
New York, New York  10038
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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS,  OR TRANSMISSION OF INSTRUCTION VIA A
TELECOPY FACSIMILE NUMBER,  OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A
VALID DELIVERY.

The New York Stock Exchange member firm, bank or trust company which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, guaranteeing delivery of (a) payment in full for all subscribed Shares and (b) a properly completed and signed copy of the Subscription Certificate (which certificate and full payment must then be delivered no later than the close of business on the third business day after the Expiration Date, unless extended) to the Subscription Agent prior to 5:00 P.M., New York time, on the Expiration Date, unless extended. Failure to do so will result in a forfeiture of the Rights.

                                    GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 P.M. Eastern time, on July 11, 2003 (unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) delivery of payment in full of the Subscription Price for Shares (determined in accordance with the formula set forth in the Prospectus) subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

                            (continued on other side)

                              Broker Assigned Control No. ______________________

                       THE BOULDER TOTAL RETURN FUND, INC.


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

1.  PRIMARY SUBSCRIPTION          Number of Rights to be    Number of Primary Shares     Payment to be made in
                                  exercised                 requested for which you      connection with Primary
                                                            are guaranteeing delivery    Shares
                                                            of Rights and Payment

                                  ____________ Rights        ________ Shares             $_____________________

2. OVER-SUBSCRIPTION                                         Number of Over-Subscription Payment to be made in
                                                             Shares requested for which  connection with Over-
                                                             you are guaranteeing        Subscription Shares
                                                             payment.

                                                            ____________ Shares          $_____________________

3. TOTALS                         Totals Total Number
                                  of Rights to be
                                  Delivered


                                  ___________ Rights                                     $______________________
                                                                                         Total Payment
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Method of delivery (circle one)

A. Through DTC

B. Direct to Colbent Corporation, as Subscription Agent. Please reference below the registration of the Rights to be delivered.

                           ----------------------------

                           ----------------------------

                           ----------------------------

Please assign a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Over-Subscription Privilege Shares and are a DTC participant, you must also execute and forward to Colbent Corporation a DTC Participant Over-Subscription Exercise Form.



_______________________________________      ___________________________________
Name of Firm                                 Authorized Signature

_______________________________________      ___________________________________
DTC Participant Number                       Title

_______________________________________      ___________________________________
Address                                      Name  (Please print or type)
_______________________________________
                               Zip Code      ___________________________________
_______________________________________      Phone Number
           Contact Name
                                             ___________________________________
                                             Date